RUFFA & RUFFA, P.C.
                              150 East 58th Street
                               New York, NY 10155
                        TEL 212 355-0606 FAX 212 759 7696

                                                                    May 25, 2005

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CC 20549

          Re: Dermisonics, Inc.
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Ladies and Gentlemen:

     We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Dermisonics, Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission on May 12, 2005.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ Ruffa & Ruffa, P.C.
                                    -----------------------
                                    Ruffa & Ruffa, P.C.